EXHIBIT 23.2





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               Consent of Independent Registered Certified Public Accountants


February 12, 2007


Tongi Healthcare Group, Inc.
No.5 Beiji Road
Nanning, China


      We consent to the inclusion in this Registration Statement on Form SB-2 of Tongji Healthcare Group, Inc., a Nevada corporation, of our report dated February 5, 2007 relating to the financial statements of the Company for the years ended December 31, 2006 and 2005.


Very truly yours


/s/ Michael Pollack

Michael Pollack CPA
Cherry Hill, New Jersey


















Tongji SB-2 Feb 06 FINAL 2-12-07